Exhibit 99.1

PRESS RELEASE

For more information: Gary Langford, Chief Financial Officer, Nexxus Lighting, Inc.

704-405-0416

FOR IMMEDIATE RELEASE

NEXXUS LIGHTING ANNOUNCES RECEIPT OF NASDAQ NOTIFICATION LETTER

Charlotte, North Carolina - August 21, 2012—Nexxus Lighting, Inc. (NASDAQ: NEXS) today announced that on August 15, 2012, it received a notification letter from the Listing Qualifications Department of The NASDAQ OMX Group (“NASDAQ”) stating that due to the Company’s inability to timely file its Form 10-Q for the period ended June 30, 2012 (the “2nd Quarter Form 10-Q”), the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1). This notification was issued in accordance with standard NASDAQ procedures in connection with the Company’s filing, on August 14, 2012, of a Notification of Late Filing on Form 12b-25 stating that the Company would not be able to timely file its 2nd Quarter Form 10-Q within the prescribed time period because the Company requires additional time to finalize its financial statements. As previously disclosed, the Company is facing significant challenges in achieving profitability and is exploring strategic alternatives. As a result of these challenges and efforts, the work necessary to finalize the 2nd Quarter Form 10-Q could not be completed in sufficient time to permit the timely filing of the 2nd Quarter Form 10-Q.

The NASDAQ notification letter noted that the Company has until October 15, 2012 to submit a plan to NASDAQ to regain compliance with the applicable listing rule. Upon acceptance of the Company’s compliance plan, NASDAQ may grant the Company an exception of up to 180 calendar days from the 2nd Quarter Form 10-Q’s initial due date, or until February 11, 2013, to regain compliance with NASDAQ’s filing requirements for continued listing.

The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Capital Market. The Company intends to file its 2nd Quarter Form 10-Q with the United States Securities and Exchange Commission as soon as practicable, and anticipates that such 2nd Quarter Form 10-Q will be filed no later than September 28, 2012. If necessary, the Company will submit a plan to regain compliance with NASDAQ’s filing requirements within the 60 day period.

About Nexxus Lighting, Inc.

Nexxus is a leader in high performance LED replacement light bulbs sold under its Array® Lighting line of products. The Company holds 41 issued U.S. and foreign patents and 33 patent applications pending related to its Array® Lighting and Lumificient product offerings. Nexxus is committed to leading edge design and introducing LED products that set the standard in the industry in terms of performance and reliability.

Cautionary Statement about Forward-Looking Information

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the Company’s anticipated time frame for filing its 2nd Quarter Form 10-Q and the Company’s future compliance with NASDAQ continued listing requirements. Forward looking statements are based on the Company’s knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.